Exhibit 99.1

NEWS RELEASE

Parsley Energy Prices Upsized Offering

of Class A Common Stock

AUSTIN, Texas, December 9, 2015—(BUSINESS WIRE)—Parsley Energy, Inc. (NYSE: PE) (“Parsley Energy” or the “Company”) today announced that it has priced an underwritten, upsized public offering of 11,227,273 shares of its Class A common stock by the Company and 1,122,727 shares of its Class A common stock by NGP X US Holdings, L.P., one of the Company’s stockholders, at $18.00 per share. The 12,350,000 share offering represents a 3,000,000 share upsize to the originally proposed 9,350,000 share offering. Total gross proceeds (before underwriters’ fees and estimated expenses) will be approximately $202.1 million to the Company and approximately $20.2 million to the selling stockholder. The Company and the selling stockholder have granted the underwriters an option for 30 days to purchase up to an additional 1,684,091 and 168,409 shares of the Company’s Class A common stock, respectively. The offering is expected to close on December 14, 2015, subject to customary closing conditions.

The Company recently entered into a purchase and sale agreement providing for the sale and transfer by the seller (“Seller”) of Seller’s interests in 6,040 gross (5,274 net) acres located in Upton, Reagan and Glasscock Counties, Texas, with 238 associated net horizontal drilling locations, for an aggregate purchase price of $148.5 million in cash (subject to customary purchase price adjustments), which the Company intends to fund with a portion of the net proceeds of the offering. The properties to be acquired had average net production of approximately 1,000 Boe/d during the month of November and also include one horizontal well that is anticipated to be completed by the Seller prior to close. The remaining net proceeds will be used to fund a portion of the Company’s capital program and for general corporate purposes. The Company will not receive any of the proceeds from the sale of shares by the selling stockholder.

Goldman, Sachs & Co. and Credit Suisse Securities (USA) LLC are acting as underwriters for the offering.

The offering is being made pursuant to an effective shelf registration statement, which has been filed with the Securities and Exchange Commission (the “SEC”) and became effective June 5, 2015. The offering will be made only by means of a preliminary prospectus supplement and the accompanying base prospectus, copies of which may be obtained on the SEC’s website at www.sec.gov. Alternatively, the underwriters will arrange to send you the preliminary prospectus supplement and related base prospectus if you request them by contacting:

Goldman, Sachs & Co.

Attn: Prospectus Department

200 West Street

New York, NY 10282

Telephone: 1.866.471.2526

Credit Suisse Securities (USA) LLC

Attn: Prospectus Department

One Madison Avenue

New York, NY 10010

Telephone: 1-800-221-1037

This press release is neither an offer to sell nor a solicitation of an offer to buy any securities, nor shall there be any sale of any such securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Parsley Energy, Inc.

Parsley Energy, Inc. is an independent oil and natural gas company focused on the acquisition and development of unconventional oil and natural gas reserves in the Permian Basin in West Texas.

Forward-Looking Statements

Certain statements contained in this news release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements represent Parsley Energy’s expectations or beliefs concerning future events, and it is possible that the results described in this news release will not be achieved. These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of Parsley Energy’s control, which could cause actual results to differ materially from the results discussed in the forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made, and, except as required by law, Parsley Energy does not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. New factors emerge from time to time, and it is not possible for Parsley Energy to predict all such factors. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements found in our filings with the SEC, including, but not limited to, our Annual Report on Form 10-K for the year ended December 31, 2014, and our subsequent Quarterly Reports on Form 10-Q. The risk factors and other factors noted in our SEC filings could cause our actual results to differ materially from those contained in any forward-looking statement.

Contact Information

Brad Smith, Ph.D., CFA

Parsley Energy, Inc.

Vice President, Corporate Strategy and Investor Relations

or

Stephanie Reed

Investor Relations Manager

ir@parsleyenergy.com

(512) 505-5199

Source: Parsley Energy, Inc.

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